Assured Guaranty Ltd. Reports Results for First Quarter 2020

GAAP Highlights

•	Net loss attributable to Assured Guaranty Ltd. was $55 million, or $0.59 per share,(1) for first quarter 2020.

•	Shareholders’ equity attributable to Assured Guaranty Ltd. per share was $69.35 as of March 31, 2020.

Non-GAAP Highlights

•	Adjusted operating income(2) was $33 million, or $0.36 per share, for first quarter 2020.

•	Adjusted operating shareholders’ equity(2) per share was $67.25 as of March 31, 2020.

•	Adjusted book value (ABV)(2) per share was $98.02 as of March 31, 2020.

Total Capital Returned to Shareholders

•	Total capital returned to shareholders was $136 million, including share repurchases of $116 million, or 3.6 million shares, in first quarter 2020.

Insurance Segment(3)

•	Adjusted operating income was $85 million for first quarter 2020.

•	Gross written premiums (GWP) were $64 million for first quarter 2020.

•	Present value of new business production (PVP)(4) was $51 million for first quarter 2020.

Asset Management Segment(3)

•	Adjusted operating loss was $9 million for first quarter 2020, including $3 million in amortization of intangible assets.

•	Wind-down funds net outflows were $875 million in first quarter 2020.

Hamilton, Bermuda, May 7, 2020 -- Assured Guaranty Ltd. (NYSE: AGO) (AGL and, together with its consolidated entities, Assured Guaranty or the Company) announced today its financial results for the three-month period ended March 31, 2020 (first quarter 2020).

“In these turbulent times, I would like to offer our sympathies to all who have been adversely affected by this horrible pandemic and express our heartfelt thanks to the first responders and healthcare workers who make countless sacrifices for everyone’s benefit,” said Dominic Frederico, President and CEO. “Assured Guaranty’s first quarter 2020 results reflect some of the dislocation experienced in the financial markets. We produced $51 million of PVP, 21% higher than in last year’s first quarter, even after experiencing the negative impact of the market shutting down in the latter part of March. We have been effectively operating remotely, for the safety of our employees and the public, in compliance with the shelter-at-home requirements in effect globally. Based on our liquidity; low insured leverage; diversified, granular portfolio; and significant excess capital, we are structured to withstand the financial stress that can result from this pandemic.”

(1)	All per share information is based on diluted shares.

(2)
Adjusted operating income, adjusted operating shareholders' equity and adjusted book value were formerly known as "Non-GAAP operating income", "Non-GAAP operating shareholders' equity" and "Non-GAAP adjusted book value", respectively. Please see “Explanation of Non-GAAP Financial Measures.”

(3)
Beginning in the fourth quarter of 2019, with the acquisition of BlueMountain Capital Management, LLC and expansion into the asset management business, the Company now operates in two distinct operating segments: Insurance and Asset Management. The Company also has a Corporate division; please see "Summary Financial Results" table below. Adjusted operating income is the Company's segment measure.

(4)	Please see “Explanation of Non-GAAP Financial Measures.”

Summary Financial Results
(in millions, except per share amounts)

	Quarter Ended
	March 31,
	2020	2019

GAAP Highlights
Net income (loss) attributable to AGL	$(55)	$54
Net income (loss) attributable to AGL per diluted share	(0.59)	0.52
Weighted average shares	92.6	104.0

Non-GAAP Highlights
Adjusted operating income (loss)
Insurance(1)	$85	$111
Asset Management(1)	(9)	—
Corporate	(39)	(25)
Other	(4)	—
Adjusted operating income (loss)(2)	$33	$86
Adjusted operating income per diluted share(2)	$0.36	$0.82
Weighted average diluted shares	93.4	104.0

	As of
	March 31, 2020		December 31, 2019
	Amount	Per Share	Amount	Per Share

Shareholders' equity attributable to AGL	$6,240	$69.35	$6,639	$71.18
Adjusted operating shareholders' equity (2)	6,051	67.25	6,246	66.96
ABV (2)	8,820	98.02	9,047	96.99

Common Shares Outstanding	90.0		93.3
________________________________________________

(1)	Adjusted operating income (loss) represents the Company's segment measure.

(2)	Please see “Explanation of Non-GAAP Financial Measures” at the end of this press release.

Shareholders' equity attributable to AGL decreased in first quarter 2020 primarily due to a decrease in unrealized gains on the available-for-sale portfolio and share repurchases. Adjusted operating shareholders' equity and ABV decreased in first quarter 2020 primarily due to share repurchases.

Shareholders' equity attributable to AGL per share declined from $71.18 per share as of December 31, 2019, to $69.35 per share as of March 31, 2020, the first quarterly decline in GAAP book value per share since second quarter of 2013. Adjusted operating shareholders' equity per share and ABV per share both reached new records in first quarter 2020.

Insurance Segment

The Insurance segment primarily consists of the Company's domestic and foreign insurance subsidiaries and their wholly owned subsidiaries that provide credit protection products to the United States (U.S.) and international public finance (including infrastructure) and structured finance markets. The Insurance segment also includes the income (loss) from its proportionate equity interest in Assured Investment Management funds. The Insurance segment is presented without giving effect to the consolidation of variable interest entities (VIEs).

Insurance Results
(in millions)

	Quarter Ended
	March 31,
	2020	2019
Revenues
Net earned premiums and credit derivative revenues	$107	$126
Net investment income	83	99
Other income (loss)	6	9
Total revenues	196	234

Expenses
Loss expense	18	44
Amortization of deferred acquisition costs (DAC)	3	6
Employee compensation and benefit expenses	41	37
Other operating expenses	22	20
Total expenses	84	107
Equity in net earnings of investees	(9)	1
Adjusted operating income (loss) before income taxes	103	128
Provision (benefit) for income taxes	18	17
Adjusted operating income (loss)	$85	$111

First Quarter 2020

Insurance adjusted operating income for first quarter 2020 was $85 million, compared with adjusted operating income of $111 million for the three-month period ended March 31, 2019 (first quarter 2019). The decrease was mainly due to the following:

•
Net earned premiums and credit derivative revenues in first quarter 2020 were $107 million, compared with $126 million in first quarter 2019. The decline in net earned premiums was due to lower accelerations from refundings and the scheduled decline in net par outstanding. Accelerations from refundings and terminations were $15 million in first quarter 2020 compared with $26 million in first quarter 2019.

•
Net investment income decreased in first quarter 2020 compared with first quarter 2019 primarily due to a decrease in the average asset balances in the investment portfolio and lower reinvestment rates. The decrease in the average balance of the investment portfolio was due, in part, to funds used for share repurchases and alternative investments, including Assured Investment Management funds.

•
Equity in earnings of investees includes investments in Assured Investment Management funds, recorded at fair value. Volatility and dislocation in the market, particularly for the Company's investments in Assured Investment Management's CLO Warehouse Fund (US) L.P. (CLO Warehouse Fund) and AIM Asset Backed Income Fund (US) L.P. funds, was the primary driver of the $9 million fair value loss during first quarter 2020.

•
The effective tax rate was 17.1% in first quarter 2020 compared with 13.3% in first quarter 2019. The effective tax rate fluctuates from period to period based on the proportion of income in different tax jurisdictions.

The decrease was partially offset by lower loss expense of $18 million in first quarter 2020, compared with $44 million in first quarter 2019. Lower loss expense in first quarter 2020 was primarily attributable to lower loss expense for Puerto Rico exposures and higher recoveries in the U.S. residential mortgage- backed securities (RMBS) portfolio.

Economic Loss Development

The economic benefit in first quarter 2020 of $3 million mainly consists of a benefit in first lien U.S. RMBS transactions that was attributable to higher excess spread on certain transactions supported by large portions of fixed rate assets that have insured floating rate debt linked to the London Interbank Offered Rate, which decreased in first quarter 2020. The benefit in U.S. RMBS was partially offset by economic loss development in U.S. public finance transactions, primarily Puerto Rico exposures. The economic development attributable to changes in discount rates was a loss of $31 million in first quarter 2020, which was primarily attributable to U.S. RMBS transactions.

Roll Forward of Net Expected Loss to be Paid (1)
(in millions)

	Net Expected Loss to be Paid/(Recovered) as of December 31, 2019	Economic Loss/ (Benefit) Development	Losses (Paid)/ Recovered	Net Expected Loss to be Paid/(Recovered) as of March 31, 2020

Public finance	$554	$59	$(94)	$519
U.S. RMBS	146	(63)	21	104
Other structured finance	37	1	(1)	37
Total	$737	$(3)	$(74)	$660
________________________________________________

(1)
Economic loss/(benefit) development represents the change in net expected loss to be paid attributable to the effects of changes in assumptions based on observed market trends, changes in discount rates, accretion of discount and the economic effects of loss mitigation efforts. Economic loss development is the principal measure that the Company uses to evaluate the loss experience in its insured portfolio. Expected loss to be paid includes all transactions insured by the Company, whether written in insurance or credit derivative form, regardless of the accounting model prescribed under accounting principles generally accepted in the United States of America (GAAP).

New Business Production

GWP relates to both financial guaranty insurance and specialty insurance and reinsurance contracts. Financial guaranty GWP includes amounts collected upfront on new business written, the present value of future premiums on new business written (discounted at risk free rates), as well as the effects of changes in the estimated lives of transactions in the inforce book of business. Specialty insurance and reinsurance GWP is recorded as premiums are due. Credit derivatives are accounted for at fair value and therefore are not included in GWP. The non-GAAP measure, PVP, on the other hand, includes upfront premiums and the present value of estimated future installments on new business at the time of issuance, discounted at the approximate average pre-tax book yield of fixed maturity securities purchased during the prior calendar year, for all contracts whether in insurance or credit derivative form. See “Explanation of Non-GAAP Financial Measures” at the end of this press release.

New Business Production
(in millions)

	Quarter Ended March 31,
	2020			2019
	GWP	PVP (1)	Gross Par Written (1)	GWP	PVP (1)	Gross Par Written (1)

Public finance - U.S.	$29	$29	$2,641	$30	$32	$2,016
Public finance - non-U.S.	34	21	377	2	4	176
Structured finance - U.S.	1	1	15	6	5	494
Structured finance - non-U.S.	—	—	—	1	1	21
Total	$64	$51	$3,033	$39	$42	$2,707
________________________________________________

(1)
PVP and Gross Par Written in the table above are based on "close date," when the transaction settles. Please see “Explanation of Non-GAAP Financial Measures” at the end of this press release. The discount rate used for PVP as of March 31, 2020 is 3%. The prior period has been recast to present PVP discounted at 3% instead of 6%.

The increases in GWP and PVP were primarily attributable to non-U.S. public finance new business, including a guaranty of a solar bond transaction in Spain, written by the Company's new French subsidiary, Assured Guaranty (Europe) SA , as well as additional premiums upon the conversion of several existing transactions from credit default swaps to financial guaranty insurance contracts. The Company has consistently written new non-U.S. public finance business every quarter since the end of 2015.

Business activity in the international infrastructure and structured finance sectors is influenced by typically long lead times and therefore may vary from period to period.

The volatility and dislocation in the U.S. municipal finance market caused by the COVID-19 pandemic resulted in the Company issuing a reduced number of new insurance policies in late March. However, first quarter 2020 U.S. public finance GWP was $29 million, only slightly lower compared with first quarter 2019 GWP of $30 million. Similarly, PVP was $29 million in first quarter 2020, compared with PVP of $32 million in first quarter 2019.

Asset Management Segment

The Asset Management segment, which consists of BlueMountain Capital Management, LLC (BlueMountain) and its associated entities operating within the Assured Investment Management platform, provides asset management services to outside investors as well as to the Insurance segment.

Asset Management Results
(in millions)

Quarter Ended
March 31,
2020
Revenues
Management fees:
Collateralized loan obligations (CLOs)	$5
Opportunity funds	2
Wind-down funds	9
Total management fees (1)	16
Other income	1
Total revenues	17

Expenses
Amortization of intangible assets	3
Employee compensation and benefit expenses	18
Other operating expenses	7
Total expenses	28
Adjusted operating income (loss) before income taxes	(11)
Provision (benefit) for income taxes	(2)
Adjusted operating income (loss)	$(9)
________________________________________________

(1)
The Asset Management segment presents reimbursable fund expenses netted in other operating expenses, whereas on the condensed consolidated statement of operations such reimbursable expenses are shown gross, as components of asset management fees and other operating expenses.

Assets Under Management
(in millions)

	CLOs	Opportunity Funds	Wind-Down Funds	Total
Rollforward:
Assets under management (AUM), December 31, 2019	$12,758	$1,023	$4,046	$17,827

Inflows	—	88	—	88
Outflows:
Redemptions	—	—	—	—
Distributions	(67)	(85)	(875)	(1,027)
Total outflows	(67)	(85)	(875)	(1,027)
Net flows	(67)	3	(875)	(939)
Change in fund value	(46)	(57)	(306)	(409)
AUM, March 31, 2020 (1)	$12,645	$969	$2,865	$16,479

As of March 31, 2020:
Funded AUM (2)	$12,634	$849	$2,843	$16,326
Unfunded AUM (2)	11	120	22	153

Fee Earning AUM (2)	$6,038	$814	$2,601	$9,453
Non-Fee Earning AUM (2)	6,607	155	264	7,026

As of December 31, 2019:
Funded AUM (2)	$12,721	$796	$3,980	$17,497
Unfunded AUM (2)	37	227	66	330

Fee Earning AUM (2)	$3,438	$695	$3,838	$7,971
Non-Fee Earning AUM (2)	9,320	328	208	9,856
________________________________________________

(1)	Includes AUM of the insurance company subsidiaries (intercompany AUM) of $216 million in opportunity funds and $41 million in a CLO Warehouse Fund.

(2)	Please see “Definitions” at the end of this press release.

First Quarter 2020

Asset Management adjusted operating loss was $9 million for first quarter 2020, including $3 million in pretax amortization related to intangible assets which primarily consist of the fair value of investment management and CLO contracts.

CLO AUM includes CLO equity that is held by various Assured Investment Management funds of $259 million as of March 31, 2020, and $536 million as of December 31, 2019. This CLO equity corresponds to the majority of the non-fee earning CLO AUM, as BlueMountain typically rebates the CLO fees back to Assured Investment Management funds. Prior to the market dislocation caused by the COVID-19 pandemic in March, Assured Investment Management funds sold CLO equity, which contributed to the increase in fee earning AUM from $7,971 million as of December 31, 2019 to $9,453 million as of March 31, 2020.

Management fees from CLOs shown in the table above are the net management fees that BlueMountain retains after rebating the portion of these fees that pertains to the CLO equity that is held directly by Assured Investment Management funds. Gross management fees from CLOs, before rebates to Assured Investment Management funds, were $10 million for first quarter 2020.

Net AUM outflows were $939 million, primarily driven by the return of capital in wind-down funds, which includes funds that are in their harvest period, partially offset by additional subscriptions by the Insurance segment into two opportunity funds focused on asset-backed finance and healthcare structured capital strategies.

Corporate Division

The Corporate division consists primarily of interest expense on the debt of Assured Guaranty US Holdings Inc. (AGUS) and Assured Guaranty Municipal Holdings Inc. (AGMH), as well as other operating expenses attributed to holding company activities such as Board of Directors' expenses, and administrative services performed by operating subsidiaries for the holding companies.
Corporate Results
(in millions)

	Quarter Ended
	March 31,
	2020	2019

Revenues
Net investment income	$1	$1
Loss on extinguishment of debt	(5)	(1)
Total revenues	(4)	—

Expenses
Interest expense	25	24
Employee compensation and benefit expenses	5	4
Other operating expenses	5	3
Total expenses	35	31
Equity in net earnings of investees	(5)	1
Adjusted operating income (loss) before income taxes	(44)	(30)
Provision (benefit) for income taxes	(5)	(5)
Adjusted operating income (loss)	$(39)	$(25)

Adjusted operating loss for the Corporate division for both periods consisted primarily of (1) interest expense, (2) operating expenses of the holding companies, and (3) loss on extinguishment of debt recorded in other income. In first quarter 2020, the Company also recorded a write down of an equity method investment, that is reflected in equity in earnings of investees. The loss on extinguishment of debt is related to AGUS's purchase of a portion of the principal amount of AGMH's outstanding Junior Subordinated Debentures and represents the difference between the amount paid to purchase AGMH's debt and the carrying value of the debt, which includes the unamortized fair value adjustments that were recorded upon the acquisition of AGMH in 2009. Interest expense includes interest on intersegment debt to the Insurance segment of $3 million in first quarter 2020.

Other Items

Other items consist of intersegment eliminations, reclassifications of reimbursable fund expenses, and consolidation adjustments, including the effect of consolidating financial guaranty (FG) VIEs and certain BlueMountain investment vehicles in which the Insurance segment invests.

The types of VIEs the Company consolidates when it is deemed to be the primary beneficiary include (1) entities whose debt obligations the insurance subsidiaries insure, and (2) investment vehicles such as collateralized financing entities and investment funds managed by the Asset Management subsidiaries, in which the insurance company subsidiaries have a variable interest (consolidated investment vehicles). The Company eliminates the effects of intercompany transactions between consolidated VIEs and its insurance and asset management subsidiaries, as well as intercompany transactions between consolidated VIEs.

Generally, the consolidation of the Company's investment vehicles and FG VIEs has a significant gross-up effect on the Company's assets, liabilities and cash flows. The economic effect of the Company's interest in consolidated funds and the premiums and losses associated with consolidated FG VIEs are presented in the Insurance segment. The consolidation of investment vehicles have no net effect on the net income attributable to the Company. On a consolidated basis, the ownership interests of the Company's consolidated funds, to which the Company has no economic rights, are reflected as either redeemable or nonredeemable noncontrolling interests in the consolidated funds in the Company's consolidated financial statements.

Reconciliation to GAAP

Reconciliation of Net Income (Loss) Attributable to AGL to
Adjusted Operating Income (Loss)
(in millions, except per share amounts)

	Quarter Ended
	March 31,
	2020		2019
	Total	Per Diluted Share	Total	Per Diluted Share
Net income (loss) attributable to AGL	$(55)	$(0.59)	$54	$0.52
Less pre-tax adjustments:
Realized gains (losses) on investments	(5)	(0.06)	(12)	(0.12)
Non-credit-impairment unrealized fair value gains (losses) on credit derivatives	(88)	(0.95)	(28)	(0.26)
Fair value gains (losses) on committed capital securities (CCS)	48	0.52	(9)	(0.09)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(57)	(0.62)	9	0.09
Total pre-tax adjustments	(102)	(1.11)	(40)	(0.38)
Less tax effect on pre-tax adjustments	14	0.16	8	0.08
Adjusted operating income (loss)	$33	$0.36	$86	$0.82

Net realized losses in first quarter 2020 related primarily to an increase in the allowance for credit loss on loss mitigation securities. Shut-downs due to COVID-19 pandemic restrictions contributed to the increase in the allowance for credit loss on certain loss mitigation securities in first quarter 2020. Credit impairment in first quarter 2019 was primarily attributable to other-than-temporary impairment on loss mitigation securities and foreign exchange losses.

In first quarter 2020, non-credit-impairment fair value losses on credit derivatives were generated primarily as a result of wider spreads of the underlying collateral and lower discount rates, partially offset by gains due to the widening of AGC spreads. In first quarter 2019 non-credit impairment fair value losses were generated primarily as a result of the tightening of AGC spreads. Except for credit impairment, the fair value adjustments on credit derivatives in the insured portfolio are non-economic adjustments that reverse to zero over the remaining term of that portfolio.

Fair value gains on CCS in first quarter 2020 were primarily due to a widening in market spreads, while fair value losses on CCS in first quarter 2019 were primarily due to a tightening in market spreads. Fair value of CCS is heavily affected by, and in part fluctuates with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

Foreign exchange gains and losses in both periods primarily relate to remeasurement of premiums receivable and are mainly due to changes in the exchange rate of the pound sterling relative to the U.S. dollar.

Common Share Repurchases

Summary of Share Repurchases
(in millions, except per share amounts)

	Amount	Number of Shares	Average Price Per Share

2020 (January 1 - March 31)	$116.2	3.63	$32.03
2020 (April 1 - May 7)	92.8	3.31	28.01
Total 2020	$209.0	6.94	$30.11

From 2013 through May 7, 2020, the Company repurchased a total of 112.7 million common shares at an average price of $30.40, representing approximately 58% of the total shares outstanding when the repurchase program began in 2013. As of May 7, 2020, the Company was authorized to purchase $239 million of its common shares. These repurchases can be made from time to time in the open market or in privately negotiated transactions.

As in the past, the Company's execution of its capital management strategy is contingent upon its available free cash and the capital position of the parent company, market conditions, the maintenance of its strong financial strength ratings and other factors, some of which factors may be impacted by the direct and indirect consequences of the course and duration of the COVID-19 pandemic and evolving governmental and private responses to the pandemic. The repurchase program may be modified, extended or terminated by the Board of Directors at any time. It does not have an expiration date.

Financial Statements

Condensed Consolidated Statements of Operations (unaudited)
(in millions)

	Quarter Ended
	March 31,
	2020	2019
Revenues
Net earned premiums	$103	$118
Net investment income	80	98
Asset management fees	23	—
Net realized investment gains (losses)	(5)	(12)
Net change in fair value of credit derivatives	(77)	(22)
Fair value gains (losses) on CCS	48	(9)
Fair value gains (losses) on FG VIEs	(9)	5
Fair value gains (losses) on consolidated investment vehicles	(12)	—
Foreign exchange gain (loss) on remeasurement	(62)	11
Other income (loss)	7	6
Total revenues	96	195
Expenses
Loss and LAE	20	46
Interest expense	22	23
Amortization of DAC	3	6
Employee compensation and benefit expenses	64	41
Other operating expenses	45	23
Total expenses	154	139
Income (loss) before income taxes and equity in net earnings of investees	(58)	56
Equity in net earnings of investees	(4)	2
Income (loss) before income taxes	(62)	58
Provision (benefit) for income taxes	(4)	4
Net income (loss)	(58)	54
Less: Noncontrolling interests	(3)	—
Net income (loss) attributable to AGL	$(55)	$54

Results by Segment
(in millions)

	Three Months Ended March 31, 2020
	Insurance	Asset Management	Corporate	Other	Total

Revenues
Net earned premiums and credit derivative revenues	$107	$—	$—	$(1)	$106
Net investment income	83	—	1	(4)	80
Asset management fees	—	16	—	7	23
Fair value gains (losses) on FG VIEs	—	—	—	(9)	(9)
Fair value gains (losses) on consolidated investment vehicles	—	—	—	(12)	(12)
Other income (loss)	6	1	(5)	—	2
Total revenues	196	17	(4)	(19)	190

Expenses
Loss expense	18	—	—	(6)	12
Interest expense	—	—	25	(3)	22
Amortization of DAC and intangible assets	3	3	—	—	6
Employee compensation and benefit expenses	41	18	5	—	64
Other operating expenses	22	7	5	8	42
Total expenses	84	28	35	(1)	146
Equity in net earnings of investees	(9)	—	(5)	10	(4)
Adjusted operating income (loss) before income taxes	103	(11)	(44)	(8)	40
Provision (benefit) for income taxes	18	(2)	(5)	(1)	10
Noncontrolling interests	—	—	—	(3)	(3)
Adjusted operating income (loss)	$85	$(9)	$(39)	$(4)	$33

Results by Segment (continued)
(in millions)

	Three Months Ended March 31, 2019
	Insurance	Asset Management	Corporate	Other	Total

Revenues
Net earned premiums and credit derivative revenues	$126	$—	$—	$(3)	$123
Net investment income	99	—	1	(2)	98
Fair value gains (losses) on FG VIEs	—	—	—	5	5
Other income (loss)	9	—	(1)	—	8
Total revenues	234	—	—	—	234

Expenses
Loss expense	44	—	—	1	45
Interest expense	—	—	24	(1)	23
Amortization of DAC and intangible assets	6	—	—	—	6
Employee compensation and benefit expenses	37	—	4	—	41
Other operating expenses	20	—	3	—	23
Total expenses	107	—	31	—	138
Equity in net earnings of investees	1	—	1	—	2
Adjusted operating income (loss) before income taxes	128	—	(30)	—	98
Provision (benefit) for income taxes	17	—	(5)	—	12
Noncontrolling interests	—	—	—	—	—
Adjusted operating income (loss)	$111	$—	$(25)	$—	$86

Condensed Consolidated Balance Sheets (unaudited)
(in millions)

	As of
	March 31, 2020	December 31, 2019
Assets
Investment portfolio:
Fixed-maturity securities available-for-sale, at fair value	$8,568	$8,854
Short-term investments, at fair value	933	1,268
Other invested assets	121	118
Total investment portfolio	9,622	10,240
Cash	139	169
Premiums receivable, net of commissions payable	1,233	1,286
DAC	113	111
Salvage and subrogation recoverable	820	747
FG VIEs' assets, at fair value	368	442
Assets of consolidated investment vehicles	645	572
Goodwill and other intangible assets	212	216
Other assets	593	543
Total assets	$13,745	$14,326
Liabilities and shareholders' equity
Unearned premium reserve	$3,706	$3,736
Loss and LAE reserve	1,050	1,050
Long-term debt	1,221	1,235
Credit derivative liabilities, at fair value	265	191
FG VIEs' liabilities with recourse, at fair value	312	367
FG VIEs' liabilities without recourse, at fair value	82	102
Liabilities of consolidated investment vehicles	431	482
Other liabilities	405	511
Total liabilities	7,472	7,674

Redeemable noncontrolling interests in consolidated investment vehicles	8	7

Common stock	1	1
Retained earnings	6,100	6,295
Accumulated other comprehensive income	138	342
Deferred equity compensation	1	1
Total shareholders' equity attributable to AGL	6,240	6,639
Nonredeemable noncontrolling interests	25	6
Total shareholders' equity	6,265	6,645
Total liabilities, redeemable noncontrolling interests and shareholders’ equity	$13,745	$14,326

Explanation of Non-GAAP Financial Measures

To reflect the key financial measures that management analyzes in evaluating the Company’s operations and progress towards long-term goals, the Company discloses both financial measures determined in accordance with GAAP and financial measures not determined in accordance with GAAP (non-GAAP financial measures).

Financial measures identified as non-GAAP should not be considered substitutes for GAAP financial measures. The primary limitation of non-GAAP financial measures is the potential lack of comparability to financial measures of other companies, whose definitions of non-GAAP financial measures may differ from those of the Company.

By disclosing non-GAAP financial measures, the Company gives investors, analysts and financial news reporters access to information that management and the Board of Directors review internally. The Company believes its presentation of non-GAAP financial measures provides information that is necessary for analysts to calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and for investors, analysts and the financial news media to evaluate Assured Guaranty’s financial results.

The Company also provides the effect of VIE consolidation that is embedded in each non-GAAP financial measure, as applicable, which the Company believes may also be useful to investors, analysts and financial news media to evaluate Assured Guaranty’s financial results. GAAP requires the Company to consolidate certain FG VIEs and investment vehicles. The Company does not own the consolidated FG VIEs and its exposure is limited to its obligation under the financial guaranty insurance contract. The Insurance segment presents the economic effect of the financial guaranty contracts associated with the consolidated FG VIEs. The Company does own a substantial ownership interest in its consolidated investment vehicles, which is reflected in the Insurance segment.

Management and the Board of Directors use non-GAAP financial measures further adjusted to remove the effect of VIE consolidation (which the Company refers to as its core financial measures), as well as GAAP financial measures and other factors, to evaluate the Company’s results of operations, financial condition and progress towards long-term goals. The Company uses core financial measures in its decision making process and in its calculation of certain components of management compensation.

Management believes that many investors, analysts and financial news reporters use adjusted operating shareholders’ equity, further adjusted to remove the effect of VIE consolidation, as the principal financial measure for valuing AGL’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell AGL’s common shares. Management also believes that many of the Company’s fixed income investors also use this measure to evaluate the Company’s capital adequacy.

Management believes that many investors, analysts and financial news reporters also use adjusted book value, further adjusted to remove the effect of VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Adjusted operating income further adjusted for the effect of VIE consolidation enables investors and analysts to evaluate the Company’s financial results in comparison with the consensus analyst estimates distributed publicly by financial databases.

The core financial measures that the Company uses to help determine compensation are: (1) adjusted operating income, further adjusted to remove the effect of VIE consolidation, (2) adjusted operating shareholders' equity, further adjusted to remove the effect of VIE consolidation, (3) growth in adjusted book value per share, further adjusted to remove the effect of VIE consolidation, and (4) PVP.

In the first quarter of 2020, the Company changed the discount rate used in the calculation of PVP and net present value of estimated future net revenues, which is a component of adjusted book value. Beginning in 2020, the discount rate will be the approximate average pre-tax fixed book yield of fixed-maturity securities purchased in the prior calendar year, excluding loss mitigation bonds. In prior periods the discount rate was a constant 6% discount rate. The Company made these changes and recast prior periods to better reflect the then current interest rate environment. The reconciliation tables of GAAP to non-GAAP financial measures for PVP and ABV indicate the new discount rate for each relevant period.

The following paragraphs and tables define each non-GAAP financial measure disclosed by the Company and describe why it is useful. To the extent there is a directly comparable GAAP financial measure, a reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is presented below.

Adjusted Operating Income

Management believes that adjusted operating income is a useful measure because it clarifies the understanding of the underwriting results of the Company. Adjusted operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

1) Elimination of realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile.

2) Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives that are recognized in net income, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, the Company's credit spreads, and other market factors and are not expected to result in an economic gain or loss.

3) Elimination of fair value gains (losses) on the Company’s CCS that are recognized in net income. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

4) Elimination of foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves that are recognized in net income. Long-dated receivables and loss and LAE reserves represent the present value of future contractual or expected cash flows. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5) Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Adjusted Operating Shareholders’ Equity and Adjusted Book Value

Management believes that adjusted operating shareholders’ equity is a useful measure because it excludes the fair value adjustments on investments, credit derivatives and CCS that are not expected to result in economic gain or loss.

Adjusted operating shareholders’ equity is the basis of the calculation of adjusted book value (see below). Adjusted operating shareholders’ equity is defined as shareholders’ equity attributable to AGL, as reported under GAAP, adjusted for the following:

1) Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

2) Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

3) Elimination of unrealized gains (losses) on the Company’s investments that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

4) Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Management uses adjusted book value, further adjusted for VIE consolidation, to measure the intrinsic value of the Company, excluding franchise value. Growth in adjusted book value per share, further adjusted for VIE consolidation (core adjusted book value), is one of the key financial measures used in determining the amount of certain long-term compensation elements to management and employees and used by rating agencies and investors. Management believes that adjusted book value is a useful measure because it enables an evaluation of the Company’s in-force premiums and revenues net of expected losses. Adjusted book value is adjusted operating shareholders’ equity, as defined above, further adjusted for the following:

1) Elimination of deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2) Addition of the net present value of estimated net future revenue. See below.

3) Addition of the deferred premium revenue on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the present value of the expected future net earned premiums, net of the present value of expected losses to be expensed, which are not reflected in GAAP equity.

4) Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

The unearned premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors.

Reconciliation of GAAP Shareholders' Equity attributable to AGL to
Adjusted Operating Shareholders' Equity and ABV (1)
(in millions, except per share amounts)

	As of
	March 31, 2020		December 31, 2019
	Total	Per Share	Total	Per Share

Shareholders' equity attributable to AGL	$6,240	$69.35	$6,639	$71.18
Less pre-tax adjustments:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(144)	(1.60)	(56)	(0.60)
Fair value gains (losses) on CCS	101	1.12	52	0.56
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	275	3.06	486	5.21
Less taxes	(43)	(0.48)	(89)	(0.95)
Adjusted operating shareholders' equity	6,051	67.25	6,246	66.96
Pre-tax adjustments:
Less: DAC	113	1.26	111	1.19
Plus: Net present value of estimated net future revenue	193	2.14	206	2.20
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,273	36.37	3,296	35.34
Plus taxes	(584)	(6.48)	(590)	(6.32)
ABV	$8,820	$98.02	$9,047	$96.99

Gain (loss) related to VIE consolidation included in adjusted operating shareholders' equity	$12	$0.14	$7	$0.07
Gain (loss) related to VIE consolidation included in adjusted book value	2	$0.03	(4)	(0.05)

Shares outstanding at the end of the period	90.0		93.3
___________________
(1) The discount rate used for net present value of estimated net future revenues as of March 31, 2020 is 3%. The prior period has been recast to present the net present value of net future revenues discounted at 3% instead of 6%.

Net Present Value of Estimated Net Future Revenue

Management believes that this amount is a useful measure because it enables an evaluation of the value of the present value of estimated net future revenue for contracts other than financial guaranty insurance contracts (such as specialty insurance and reinsurance contracts and credit derivatives). This amount represents the net present value of estimated future revenue from these contracts (other than credit derivatives with net expected losses), net of reinsurance, ceding commissions and premium taxes.

Future installment premiums are discounted at the approximate average pre-tax book yield of fixed maturity securities purchased during the prior calendar year, other than loss mitigation securities. The discount rate is recalculated annually and updated as necessary. Net present value of estimated future revenue for an obligation may change from period to period due to a change in the discount rate or due to a change in estimated net future revenue for the obligation, which may change due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation. There is no corresponding GAAP financial measure.

PVP or Present Value of New Business Production

Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for the Company by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as additional installment premium on existing contracts (which may result from supplements or fees or from the issuer not calling an insured obligation the Company projected would be called), whether in insurance or credit derivative contract form, which management believes GAAP gross written premiums and changes in fair value of credit derivatives do not adequately measure. PVP in respect of contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums.

Future installment premiums are discounted at the approximate average pre-tax book yield of fixed maturity securities purchased during the prior calendar year, other than loss mitigation securities. The discount rate is recalculated annually and updated as necessary. Under GAAP, financial guaranty installment premiums are discounted at a risk-free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction.

Actual installment premiums may differ from those estimated in the Company's PVP calculation due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Reconciliation of GWP to PVP (1)
(in millions)

	Quarter Ended
	March 31, 2020
	Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
GWP	$29	$34	$1	$—	$64
Less: Installment GWP and other GAAP adjustments(2)	—	34	1	—	35
Upfront GWP	29	—	—	—	29
Plus: Installment premium PVP	—	21	1	—	22
PVP	$29	$21	$1	$—	$51

	Quarter Ended
	March 31, 2019
	Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
GWP	$30	$2	$6	$1	$39
Less: Installment GWP and other GAAP adjustments(2)	(2)	2	5	—	5
Upfront GWP	32	—	1	1	34
Plus: Installment premium PVP	—	4	4	—	8
PVP	$32	$4	$5	$1	$42
________________________________________________

(1)	The discount rate used for PVP as of March 31, 2020 is 3%. The prior period has been recast to present PVP discounted at 3% instead of 6%.

(2)
Includes present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions, any cancellations of assumed reinsurance contracts, and other GAAP adjustments.

Definitions

The Company uses AUM as a metric to measure progress in its Asset Management segment. The Company uses measures of its AUM in its decision-making process and intends to use a measure of change in AUM in its calculation of certain components of management compensation. Investors also use AUM to evaluate companies that participate in the asset management business. AUM refers to the assets managed, advised or serviced by the Asset Management segment and equals the sum of the following:

•	the net asset value of the opportunity and wind-down funds plus any unfunded commitments; and

•
the amount of aggregate collateral balance and principal cash of BlueMountain's CLOs, including CLO equity that may be held by Assured Investment Management funds. This also includes CLO assets managed by BlueMountain Fuji Management, LLC (BM Fuji). BlueMountain is not the investment manager of BM Fuji CLOs, but rather has entered into a services agreement and a secondment agreement with BM Fuji pursuant to which BlueMountain provides certain services associated with the management of BM Fuji-advised CLOs and acts in the capacity of service provider.

The Company’s calculation of AUM may differ from the calculation employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers.  The calculation also differs from the manner in which BlueMountain affiliates registered with the U.S. Securities and Exchange Commission (SEC) report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways.

The Company also uses several other measurements of AUM to understand and measure its AUM in more detail and for various purposes, including its relative position in the market and its income and income potential:

“Third-party assets under management” or “3rd Party AUM” refers to the assets BlueMountain manages or advises on behalf of third-party investors. This includes current and former employee investments in Assured Investment Management funds. For CLOs, this also includes CLO equity that may be held by Assured Investment Management funds.

“Intercompany assets under management” or “Intercompany AUM” refers to the assets BlueMountain manages or advises on behalf of the Company. This includes investments from affiliates of Assured Guaranty along with general partners' investments of BlueMountain (or its affiliates) into the funds.

“Funded assets under management” or “Funded AUM” refers to assets that have been deployed or invested into the funds or CLOs.

“Unfunded assets under management” or “Unfunded AUM” refers to unfunded capital commitments from closed-end funds and CLO warehouse fund.

“Fee earning assets under management” or “Fee Earning AUM” refers to assets where BlueMountain collects fees and has elected not to waive or rebate fees to investors.

“Non-fee earning assets under management” or “Non-Fee Earning AUM” refers to assets where BlueMountain does not collect fees or has elected to waive or rebate fees to investors. BlueMountain reserves the right to waive some or all fees for certain investors, including investors affiliated with BlueMountain and/or the Company. Further, to the extent that the Company's wind-down and/or opportunity funds are invested in BlueMountain managed CLOs, BlueMountain may rebate any management fees and/or performance compensation earned from the CLOs to the extent such fees are attributable to the wind-down and opportunity funds’ holdings of CLOs also managed by BlueMountain.

Conference Call and Webcast Information

The Company will host a conference call for investors at 8:00 a.m. Eastern Time (9:00 a.m. Atlantic Time) on Friday, May 8, 2020. The conference call will be available via live and archived webcast in the Investor Information section of the Company's website at AssuredGuaranty.com or by dialing 1-877-281-1545 (in the U.S.) or 1-412-902-6609 (International). A replay of the call will be made available through August 7, 2020. To listen to the replay, dial 1-877-344-7529 (in the U.S.) or 1-412-317-0088 (International), passcode 10142873. The replay will be available one hour after the conference call ends.

Please refer to Assured Guaranty's March 31, 2020 Financial Supplement, which is posted on the Company's website at assuredguaranty.com/agldata, for more information on the Company's financial guaranty portfolio, investment portfolio and other items. The Company is also posting on the same page of its website:

•	“Public Finance Transactions in 1Q 2020,” which lists the U.S. public finance new issues insured by the Company in first quarter 2020, and

•	“Structured Finance Transactions at March 31, 2020,” which lists the Company's structured finance exposure as of that date.

In addition, the Company is posting at assuredguaranty.com/presentations the “March 31, 2020 Equity Investor Presentation.” Furthermore, the Company's separate-company subsidiary financial supplements and its Fixed Income Presentation for the current quarter will be posted on the Company's website when available. Those documents will be furnished to the Securities and Exchange Commission in a Current Report on Form 8-K.

# # #

Assured Guaranty Ltd. is a publicly traded (NYSE: AGO), Bermuda-based holding company. Through its subsidiaries, Assured Guaranty provides credit enhancement products to the U.S. and international public finance, infrastructure and structured finance markets and also provides asset management services. More information on Assured Guaranty Ltd. and its subsidiaries can be found at AssuredGuaranty.com.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statements made in this press release reflect the Company's current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. For example, Assured Guaranty's calculations of ABV, PVP, net present value of estimated future installment premiums in force and total estimated net future premium earnings and statements regarding its capital position and demand for its insurance and other forward-looking statements could be affected by the development, course and duration of the COVID-19 pandemic and the governmental and private actions taken in response, and the global consequences of the pandemic and such actions, including their impact on the factors listed below; changes in the world’s credit markets, segments thereof, interest rates, credit spreads or general economic conditions; developments in the world’s financial and capital markets that adversely affect insured obligors’ repayment rates, Assured Guaranty’s insurance loss or recovery experience, investments of Assured Guaranty or assets it manages; reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; the loss of investors in Assured Guaranty's asset management strategies or the failure to attract new investors to Assured Guaranty's asset management business; the possibility that budget or pension shortfalls or other factors will result in credit losses or impairments on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; insured losses in excess of those expected by Assured Guaranty or the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates for insurance exposures; increased competition, including from new entrants into the financial guaranty industry; poor performance of Assured Guaranty's asset management strategies compared to the performance of the asset management strategies of Assured Guaranty's competitors; the possibility that investments made by Assured Guaranty for its investment portfolio, including alternative investments and investments it manages, do not result in the benefits anticipated or subject Assured Guaranty to reduced liquidity at a time it requires liquidity or to unanticipated consequences; the impact of market volatility on the mark-to-market of Assured Guaranty’s assets and liabilities subject to mark-to-market, including certain of its investments, most of its contracts written in credit default swap form, and VIEs as well as on the mark-to-market of assets Assured Guaranty manages; rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its insurance subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s insurance subsidiaries have insured; the inability of Assured Guaranty to access external sources of capital on acceptable terms; changes in applicable accounting policies or practices; changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions; the failure of Assured Guaranty to successfully integrate the business of BlueMountain and its associated entities; the possibility that acquisitions made by Assured Guaranty, including its acquisition of BlueMountain, do not result in the benefits anticipated or subject Assured Guaranty to unanticipated consequences; difficulties with the execution of Assured Guaranty’s business strategy; loss of key personnel; the effects of mergers, acquisitions and divestitures; natural or man-made catastrophes or pandemics; other risk factors identified in AGL’s filings with the SEC; other risks and uncertainties that have not been identified at this time; and management’s response to these factors. Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of May 7, 2020, and Assured Guaranty undertakes no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Contact Information

Robert Tucker
Senior Managing Director, Investor Relations and Corporate Communications
212-339-0861
rtucker@agltd.com

Ashweeta Durani
Vice President, Corporate Communications
212-408-6042
adurani@agltd.com